Exhibit 99.1

9:30am July 8, 2004: FLORIDA DISTRIBUTION

American Access Technologies, Inc.

Keystone Heights, Florida

www.aatk.com

Company Contact: Joe McGuire, Chief Financial Officer

(352) 473-6673/ jmcguire@aatk.com

American Access Technologies Reports

Record-Breaking Second Quarter Preliminary Sales

Total Sales Increase 49% and Zone Division Sales Increase 66% over Second Quarter 2003

Keystone Heights, FL – July 8, 2004 – PRNewswire – FirstCall –American Access Technologies, Inc. (NASDAQ: AATK) today announced that the preliminary unaudited sales for the three months ended June 30, 2004 were a record-breaking all time corporate high of approximately $1,773,000, an increase of 49.2% over the sales of the three months ended June 30, 2003 of $1,188,347. Sales in the second quarter exceeded sales in the first quarter of 2004 by 38.8%.

For the six months ended June 30, 2004 preliminary sales of $3,050,000 exceeded sales for the six months ended June 30, 2003, $2,689,745 by 13.4%.

“While satisfied with our sales performance in the second quarter of 2004, which now puts us well on our way to a second consecutive record breaking sales year, management feels there is the potential for our sales to reach an even greater level as the benefits of zone cabling continue to be introduced to a wider audience through our strategic alliance with Chatsworth Products, Inc. and the efforts of our OEM customers. In the second quarter our zone and wireless division sales increased 66% over the same quarter a year ago and our total sales annual run rate is now over $7 million based on this quarters’ sales,” said Joe McGuire, Chief Financial Officer.

“Many indicators lead us to anticipate that a great second half of 2004 is ahead of us, including the continuance of a reinvigorated marketing campaign by our sales partners and the training and education of end users, in conjunction with the commencement of the industry standards approval for our zone cabling and wireless products.

“We are confident that for the remainder of 2004, we are well positioned to realize our corporate mission to increase our revenues, control our expenses, continue our march to profitability, increase shareholders’ value and to achieve our second consecutive best year in our history,” added McGuire.

For further detailed information on sales and expenses for the second quarter 2004, please read the Company’s unaudited Quarterly Report (10-QSB) which will be filed with the Securities and Exchange Commission in approximately 20 to 30 days. The preliminary second quarter sales results are subject to revision.

About American Access Technologies, Inc.

American Access manufactures patented zone cabling and wireless enclosures that mount in ceilings, raised floors, and in custom furniture, for routing of telecommunications cabling, fiber optics and wireless solutions to the office desktop. The Company’s concept of “zone cabling” reduces costs for initial network installation and facilitates moves, adds, changes and upgrades for the network installations of today and tomorrow. Its Omega Metals subsidiary manufactures its proprietary products, and also employs state-of-the-art metal fabrication and finishing techniques for public and private companies and for the U.S. government contractors.

News and product/service information are available at www.aatk.com.

Note: This press release for American Access Technologies, Inc. may contain forward-looking statements as defined in Section 27A of the Securities Exchange Act of 1934, regarding events, conditions and financial trends that may affect the Company’s operating results and financial position. Prospective investors are cautioned that forward-looking statements are not guarantees of future performance. Actual events or results may differ from the Company’s expectations, which are subject to various risks and uncertainties listed in the Company’s SEC filings. The forward-looking statements made herein are based on information presently available to the management of the company. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.